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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Cerner Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-77029, No. 333-93379, No. 33-63226, No. 333-24899, No. 333-24909, No.
333-40156, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No.
33-41580, No. 33-39777, No. 33-39776, No. 33-20155, and No. 33-15156) on Form
S-8, Registration Statement No. 33-72756 on Form S-3, and Registration Statement No. 333-72024 on Form S-4 of Cerner Corporation of our reports, dated January 23, 2003, relating to the consolidated balance sheets of Cerner Corporation as of December 28, 2002 and December 29, 2001 and the related consolidated statements of operations, changes in equity, and cash flows and the related schedule for each of the years in the three-year period ended December 28, 2002, which reports are included herein.

Our reports dated January 23, 2003 refer to the Company's adoption on December 30, 2001 of Statement of Financial Accounting Standard No. 142 Goodwill and Intangible Assets.



                                                   KPMG LLP

Kansas City, Missouri
March 11, 2003